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                                                                   Exhibit 10.16


      The Subscriber, LIC. ELIZABETH A. MICHELI PABLO, Judicial Interpreter, duly authorized for the legal exercise of my duties, CERTIFY: That I have proceeded to the Translation of a Legal Document written in the Spanish Language, the English version of which reads as follows:

                                      LEASE

BETWEEN:

      OPERADORA ZONA FRANCA De LA ROMANA, S.A., a commercial corporation organized in conformity with the laws of the Dominican Republic, with its domicile and social seat established in La Romana, Municip and Province of the same name, Dominican Republic, Corporation this, which is represented by its Vice-President, Eng. Eduardo Martinez-Lima, Dominican, old in age, married, an entrepreneur, domiciled and resident in the city of La Romana, Municip and Province of the same name, Dominican Republic, bearer of the Personal Identification Card Number 67791, Series 26, with capable seal, Corporation hereinafter referred to as LA ARRENDADORA.

      COSTURA DOMINICANA, INC., a Corporation duly constituted in conformity with the laws of the State of Carolina, United States of America, with its social seat at 531 South Main Street, Greenville, South Carolina 29601, which is represented by Mr. David E. Uren, Northamerican, old in age, married, an entrepreneur, domiciled and resident at Greenville, S.C., United States of America, bearer of the northamerican passport No. 043061499, acting as Finance Vice-President, hereinafter referred to as LA ARRENDATARIA.

      ATTENDED: That GULF & WESTERN AMERICAS CORPORATION, nowadays known as CENTRAL ROMANA CORPORATION LTD., due to a change in its name, subscribed a contract with the Dominican State on May 9th., 1969, approved by the National Congress by means of Resolution No. 450 dated May 26th., 1969, published in Official Gazette No. 9145, in virtue of which the Dominican State granted the necessary faculties to operate and administrate the LA ROMANA INDUSTRIAL FREE ZONE, established by means of Decree No. 3461 dated March 26th., 1969, published in Official Gazette No. 9132.

      ATTENDED: That on February 10th., 1971, GULF & WESTERN AMERICAS CORPORATION, nowadays known as CENTRAL ROMANA CORPORATION, LTD., due to a change in its name, in conformity with formerly mentioned article twenty first of the contract dated March 9th., 1969, decided to cede, with the previous consent of the Dominican State, the rights and obligations derived from such contract to OPERADORA ZONA FRANCA DE LA ROMANA, S.A. reason due to which, this last one is conferred the power of Administrator and Operator of the mentioned Industrial Free Zone.
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      ATTENDED: That LA ARRENDADORA, within the grounds upon which is found the
La Romana Industrial Free Zone, which have been extensively described in Decree No. 3461 and its modifications, built the following immovable:

      A) A building with a steel portico structure, cement ceiling, block walls and Type 750 glass windows, with a construction area of One Thousand Three Hundred and Ninety Three point Fifty Five Square Meters (1,393.55 M2), equivalent to Fifteen Thousand Square Foot (15,000 P2), which plans duly signed by both parties are annexed to the present contract in the understanding that they are a part of it. The formerly described building is situated in ground plot No 36 of the La Romana's Industrial Free Zone General Plan, raised on August 27, 1972, by the Engineering and Construction Department of Gulf & Western Americas Corporation, Division Central Romana, which plans, duly signed by the parties is annexed to the present contract in the understanding that it is a part of it, ground plot which has an extension of Four Thousand Two Hundred Square Meters (4,200 M2), equivalent to Forty Five Thousand Two Hundred and Eight Square Foot (45,208 P2).

      The building is equipped as follows: a) Sanitary installation that comprehends: Nine (9) lavatories and Eleven (11) toilets and One (1) urinal, of which 2 of the lavatories, 3 toilets and one urinal, belong to a men bathroom:
b) Space for an office in the interior of the building with an area of Seven Hundred Square Foot (700 P2), divided up into three sections: One of 150 square foot, other of 225 square foot and a last one of 300 square foot, with a private bathroom near the Production Area; c) A normal width and height Cargo Door. The electric facilities, as well as the installation of transformers, electricity meters and deposit payment are on behalf of LA ARRENDATARIA.

      B) A building with a standard steel portico structure, cement ceiling, block walls, and Type 750 glass windows, with a construction area of Two Thousand Ninety Square Meters and Seven Decimeters (2,091.07 M2), equivalent to Twenty Two Thousand Five Hundred Square Foot (22,500 P2), which plans, duly signed by both parties are annexed to the present Contract, in the understanding that they are a part of it. The formerly described building is situated in ground plot No. 35 of the La Romana's Industrial Free Zone General Plan, raised on August 27,1972 by the Engineering and Construction Department of Gulf & Western Americas Corporation, Division Central Romana, which plan, duly signed by the parties is annexed to the present Contract in the understanding that it is a part of it, ground plot which has an extension of Four Thousand Two Hundred Square Meters (4,200 M2), equivalent to Forty Five Thousand Two Hundred and Eight Square Foot (45,208 P2).

      The building is equipped as follows: a) Sanitary Installation that comprehends: 9 lavatories, 11 toilets and 1 urinal, of which 2 lavatories, 3 toilets and 1 urinal belong to a men bathroom; b) A normal width and height Cargo Door. The electric facilities, as well as the electric installation, electricity meters and deposit payment are on behalf of LA ARRENDATARIA.

      THEREFORE: In the understanding that the former preamble is part of the present contract,


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                     THE PARTIES HAVE AGREED THE FOLLOWING:

      FIRST: LA ARRENDADORA agrees in renting to LA ARRENDATARIA, who will examine it at the time of the turnover of the formerly described immovable, under the terms and conditions that follow:

      TERM: The present contract will last eight (8) years that will be divided up in two (2) periods of four (4) years each one, term that will begin starting July 1st., 1992.

      SECOND: Rent: Amount- The Price of this rent has been agreed to be of an amount of Eighteen Dollar Cents (US$ 0.18) per construction Square Foot (P2), per month, payable in National Currency (RD$) at the Official Exchange Rate assigned to the Free Zone Industries and established by the Central Bank of the Dominican Republic at that time for a period of Four (4): in the sum of twenty two dollar cents (US$ 0.22) per construction Square Foot (P2), per month, payable in National Currency (RD$) at the Official Exchange Rate assigned to the Free Zone Industries and established by the Central Bank of the Dominican Republic at that time, for the second period of Four (4) years.

      PAYMENT: LA ARRENDATARIA will monthly pay the agreed price which will be due on the 1st. day of each month starting with the date in which the present contract becomes effective. LA ARRENDATARIA will, in case of arrears, pay a monthly interest rate as the one charged by the Commercial Banks in the Dominican Republic at the time of the default, plus service charges.

      It is understood between the parties that during the inforce of the present contract LA ARRENDATARIA obliges itself to obtain and maintain: a) An Insurance Policy of an Insurance Company acceptable to LA ARRENDATARIA which covers the building for damages resulting from cyclone, earthquake, floods, etc., for an amount not less than SIX MILLION THREE THOUSAND AND FIFTY HUNDRED PESOS 00/100 (RD$ 6,350.00). This amount will be reviewed in order to adjust it to the reinstatement cost, from time to time, in conformity to the periodic evaluations realized by the Engineering Department of Central Romana Corporation; b) Extend the actual Insurance Policy that covers the civil responsibility of LA ARRENDADORA and/or LA ARRENDATARIA, for the damages caused to third parties due to accidents or any other cause in the rented immovable. Such policy shall be of an amount of TWO HUNDRED THOUSAND PESOS (RD$ 200,000.00), in relation to the accidents that can occur to any person or their properties, and TWO HUNDRED THOUSAND PESOS (RD$ 200,000.00), for any accident or catastrophe that could overcome and affect more than one person or their properties.

      This policy shall contain an irrevocable indorsement in favour of LA ARRENDADORA.

      THIRD: Policy Insurance Commitment- LA ARRENDATARIA promises to deliver to LA ARRENDADORA, within the sixty (60) days of the signatory of the present contract, the certificates and Insurance Policies that signal LA ARRENDADORA as the beneficiary of the insurance contracts subscribed in conformity with the dispositions of the present contract.

      FOURTH: Use of the Immovable- The immovable hereby rented, will only and exclusively be used for the installation and functioning of an industry that previously obtains the approval of the


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National Council of Exporting Free Zones according to Law 8-90 dated January
15th., 1990 and in conformity with the established proceedings in the corresponding category.

      FIFTH: Alterations- LA ARRENDATARIA will not be able to realize any alterations or substantial modifications in the rented local without the previous and written consent of LA ARRENDADORA.

      Likewise, LA ARRENDATARIA compromises itself so that in case of any alterations or modification of the rented locals these are done according to the laws and regulations both national and municipal that rule the matter.

      It is also understood that in case LA ARRENDATARIA orders or carries out any repairs, alteration, change or improvement of the rented immovables, once obtained the authorization from LA ARRENDADORA, this one will in no way be responsible for the payment of materials provided or for the labor employed in the formerly mentioned works.

      LA ARRENDATARIA will have the right, at the term of the contract to withdraw the equipments and improvements installed with the purpose of leaving the immovables in the same state that were found, except in the depreciation that results of normal use of such place.

      SIXTH: Repairs and Maintenance- LA ARRENDATARIA will maintain in good state and at its own expenses the rented local making all gross and rentable repairs that are necessary for such purposes as well as all operations required for its maintenance in order to preserve such local and its annex in good state. For such purpose, LA ARRENDATARIA will save on its behalf and without this enumeration being a limit:

            a)    The interior and exterior painting of the immovable;

            b)    The ceiling filtrations that could appear;

            c) The repair of floors/ceilings/doors/windows/sanitary or electrical installations.

      It is understood, however, that LA ARRENDATARIA will not be responsible for repairs resulting from damages that occurred from hidden or structural defects in the rented local.

      LA ARRENDATARIA will not have the authorization to realize any act or contract that could create or serve as a source for any mortgage or privilege upon the rented immovable and/or its improvements or upon any other assets belonging to the patrimony of LA ARRENDADORA.

      If due to any act or omission of LA ARRENDATARIA, any claims or action is attempted against LA ARRENDADORA, or any assessment is recorded upon the rented immovable or upon any other assets belonging to LA ARRENDADORA. LA ARRENDATARIA shall at its own expense, take the necessary measures so that such claims or actions are withdrawn and such assessments canceled, and grant LA ARRENDADORA an Insurance Policy that covers this last one against risks resulting from such claims, actions or assets.


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      In case that due to the formerly indicated motives, LA ARRENDADORA suffered any prejudice, LA ARRENDATARIA shall indemnify for all coats, damages and prejudices that LA ARRENDADORA has suffered, including the necessary amounts to reimburse the judicial expenses and reasonable attorney's fees in which this one has incurred.

      SEVENTH: Total or Partial Destruction- In case that the rented building is totally or partially destroyed, any of which were the reasons of the sinister, LA ARRENDATARIA shall immediately inform LA ARRENDADORA so that this last one can present the corresponding claim to the underwriters. When a sinister of this type occurred LA ARRENDADORA will have the right to decide between repairing the building or rescinding the contract. In this last eventuality, LA ARRENDATARIA will not be indebted to pay any more rent than the fraction corresponding to the time used and effective enjoyment of the immovable.

      If partial or total destruction of the immovable should be due to a fault or negligence of LA ARRENDATARIA, this last one should be responsible for the damages caused, in the way that these are not covered by the insurance.

      EIGHTH: Immovable Inspection- LA ARRENDATARIA obliges itself to permit the access of LA ARRENDADORA and/or of its functionaires and its agents from time to time, in the rented local, with the purpose of realizing the inspection and verifying that the use adapts to the laws and regulations, as well as to the terms and conditions in the present contract.

      NINTH: Bankruptcy of LA ARRENDATARIA- LA ARRENDATARIA compromises itself to inform LA ARRENDADORA of any claim, trial, judicial -act or solicitude of agreement attempt.

      At that moment, LA ARRENDADORA will be able to declare to its own discretion, that the contract be rescinded, without this having to affect its right of reclaiming the total amount owed by LA ARRENDATARIA, nor its right to intervene in the bankruptcy procedure.

      TENTH: Water Services, Electricity, Trash Withdrawal, Cleaning and Evacuation of Black Waters and payment of Insurance Premium- The Water, electricity ,trash withdrawal, cleaning of green areas and black water system including the septic and well services will be on behalf of LA ARRENDATARIA who will contract them by means of the public or private entities with the inforce rates.

      In case that LA ARRENDATARIA did not pay all or any of such services or the insurance premium, according to the terms of this contract, in the established date, the owed amounts will be immediately demanded by LA ARRENDADORA with the interests calculated on an annual basis of a Twelve Percent (12%) per month or fraction of month delay.

      In case that a law, decree, ordinance or any legal act or regulation transfers the services to which the present article refers, to any public or private entity the obligation of supplying LA ARRENDATARIA with the formerly mentioned services will automatically cease for LA ARRENDADORA.


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      ELEVENTH: Contract Cession- It is expressly convened that LA ARRENDADORA will be able to cede its rights in virtue of the present contract.

      Likewise, it is agreed that LA ARRENDATARIA can not cede its rights owned in virtue of the present contract nor sublease totally or partially the rented immovable, without the previous written consent of LA ARRENDADORA. Such consent, however, will not be denied in an arbitrary or capricious way but due to just reasons.

      TWELFTH: Nonfulfillment- The nonfulfillment from LA ARRENDATARIA of any of the clauses and conditions of this contract will lead to the rescission of the same one as a matter of law and after twenty (20) days of a notification from LA ARRENDADORA to LA ARRENDATARIA by means of an Official notice if within the formerly mentioned term, the nonfulfillment has not been amended by LA ARRENDATARIA.

      In this case, LA ARRENDADORA will again take possession of the rented immovable with no need of a judicial procedure or any type of indemnization twenty (20) days after a notification to vacate the place. Upon any eventuality, LA ARRENDADORA reserves the right of reclaiming through the corresponding via the total amount of the rent stipulated in article second of the present contract.

      THIRTEENTH: Contract Termination- The parties agree that the present contract cannot be renewed by an extension of lease term by operation of law.

      FOURTEENTH: Court of Jurisdiction- For all purposes and consequences of the present contract, the parties select their domiciles to be as follows: LA ARRENDADORA in its main offices in Dominican Republic located at Batey Principal of Central Romana in the City of La Romana and LA ARRENDATARIA in the rented immovable object of this contract.

      The parties also agree that, in case of any lawsuits or differences between them, in what respects the present contract, they will submit the same one to the Dominican Courts, resigning previously to any other Courts that for any cause could be empowered of such lawsuits or differences. Likewise. they agree that all which is not foreseen in this contract will be ruled by the laws of the Dominican Republic and specially by what is prescribed by Law No. 8-90, dated January 15th., 1990 and Decree No. 3461 dated March 26th., 1969 that created the Industrial Free Zone La Romana I.


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      Done and signed in two originals, one for each one of the parties, originals which are composed of _____ (___) pages, all which have been duly signed by the parties, in La Romana, Dominican Republic, on the _____ (___) day of the month of ________ of the year One Thousand Nine Hundred ___________ (_____).

FOR:  OPERADORA ZONA FRANCA DE LA ROMANA, S.A.
      LA ARRENDADORA


      ---------------------------------
      Eng. Eduardo Martinez-Lima
      Vice President


FOR:  COSTURA DOMINICANA, INC.
      LA ARRENDATARIA


      ---------------------------------
      DAVID E. UREN
      Finance Vice President

[followed by translator's signature + tax stamps]


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